UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 3, 2019

AEP TEXAS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-221643	51-0007707
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 8.01.Other Events

On December 3, 2019, AEP Texas Inc. (the “Company”) entered into an Underwriting Agreement with BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc., as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the offering and sale by the Company of $450,000,000 aggregate principal amount of 3.45% Senior Notes, Series H, due 2050 (the “Notes”).

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

1(a)	Underwriting Agreement, dated December 3, 2019.

4(a)	Company Order and Officer’s Certificate, between the Company and The Bank of New York Mellon Trust Company, N.A, as Trustee, dated December 5, 2019, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Thomas G. Berkemeyer regarding the legality of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AEP TEXAS INC.

By: /s/ William E. Johnson
Name: William E. Johnson
Title: Assistant Secretary

December 6, 2019

EXHIBIT INDEX

Exhibit Number	Description

1(a)	Underwriting Agreement dated December 3, 2019.

4(a)	Company Order and Officer’s Certificate, between the Company and The Bank of New York Mellon Trust Company, N.A, as Trustee, dated December 5, 2019, establishing the terms of the Notes.

4(b)	Form of the Notes (included in Exhibit 4(a) hereto).

5(a)	Opinion of Thomas G. Berkemeyer regarding the legality of the Notes.